UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2010

Volterra Semiconductor Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50857	94-3251865
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

47467 Fremont Blvd., Fremont, California		94538
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510 743 1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2010, the Board of Directors of Volterra Semiconductor Corporation (the "Company") amended Section 6(b) of the Company’s 2004 Non-Employee Directors’ Stock Option Plan (the "Plan") to eliminate the issuance of annual stock option grants to the Company’s non-employee directors pursuant to the Plan. Prior to such amendment, each of the Company’s non-employee directors was automatically granted an option to purchase up to 10,000 shares of the Company’s common stock at each annual meeting of the Company’s stockholders. As a result of this amendment, no future annual grants shall made under the Plan at an annual meeting, starting with the Company's next Annual Meeting of Stockholders, currently scheduled to be held on April 23, 2010.

The foregoing descriptions are subject to, and qualified in their entirety by, the Company’s amended and restated Plan, which is filed as Exhibit 10.1 to this Current Report and is incorporated in this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description
10.1 Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan and form of related agreements

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volterra Semiconductor Corporation

March 9, 2010	By:	David Oh

Name: David Oh
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan and form of related agreements